UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)        February 13, 2007
                                                       (February 13, 2007)
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                          Washington Federal, Inc.
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          (Exact name of registrant as specified in its charter)




  Washington                           0-25454                     91-1661606
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(State or other jurisdiction    (Commission File Number)        (IRS Employer
of incorporation)                                          Identification No.)




425 Pike Street, Seattle, Washington                                 98101
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(Address of principal executive offices)                           (Zip Code)




Registrant's telephone number, including area code       (206) 624-7930
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                              Not Applicable
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(Former name, former address and former fiscal year, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 8.01.   Other Items
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On October 10, 2006, Washington Federal, Inc. (the "Company") (NASDAQ: WFSL)
and First Federal Banc of the Southwest, Inc. ("First Federal") (NASDAQ: FFSW) announced the signing of a definitive merger agreement. The merger agreement provided for the merger of First Federal with and into the Company, followed by the merger of First Federal Bank, a federal savings bank and wholly owned subsidiary of First Federal, into the Company's wholly owned subsidiary, Washington Federal Savings and Loan Association.

The merger has received regulatory approval and the shareholders of First Federal approved the merger at a meeting of shareholders held on February 12, 2007. The merger became effective on February 13, 2007.

First Federal is the holding company of First Federal Bank, a federal savings bank headquartered in Roswell, New Mexico, with 13 branches in New Mexico and 2 branches in El Paso, Texas. First Federal reported total assets of $547 million, total deposits of $377 million and total stockholders' equity of $54 million as of September 30, 2006.






                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  WASHINGTON FEDERAL, INC.



Dated: February 13, 2007           By:      /s/ Brent J. Beardall
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                                           Brent J. Beardall
                                           Senior Vice President and
                                           Chief Financial Officer